Exhibit 10.46

HORIZON LINES, INC.

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Horizon Lines, Inc. Employee Stock Purchase Plan (the “Plan”) of Horizon Lines, Inc. (the “Company”).

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase shares of Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Account” shall mean the account established for each Participant under the Plan.

(b) “Base Salary” shall mean an Employee’s salary or wages, tips and overtime for each pay period during any Purchase Period as determined from the payroll records of the Company; provided, however, that the Committee may, in its discretion, limit the amount of a Participant’s Base Salary that may be considered under the Plan.

(c) “Beginning Date” shall mean the first business day of each Purchase Period.

(d) “Beneficial Ownership” shall have the meaning ascribed to such term in the Company Charter.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Broker” shall mean the brokerage firm selected and designated by the Company or the Committee in the event that the shares of Common Stock made available for sale under, or sold pursuant to, the Plan are registered under the Securities Act pursuant to an effective registration statement.

(g) “Closing Date” shall mean the last business day of each Purchase Period.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Committee” shall mean the Compensation Committee of the Board.

(j) “Common Stock” shall mean the Class A Common Stock of the Company par value $.01 per share.

(k) “Company” shall mean Horizon Lines, Inc., a Delaware corporation.

(l) “Company Charter” means the certificate of incorporation of the Company, as the same exists or may hereafter be amended or otherwise supplemented from time to time and including any certificates of designation filed with the Secretary of State of the State of Delaware from time to time in accordance with the terms thereof.

(m) “Employee” shall mean any person who is customarily employed for more than twenty (20) hours per week by the Company or a Subsidiary, including, to the extent permitted by the Committee, senior officers of the Company, and who is identified by the Company or a Subsidiary as an employee for Internal Revenue Service purposes.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” shall mean, on any day, with respect to shares of Common Stock which are (i) listed on a United States securities exchange, the last sales price of such stock on such day on the largest United States securities exchange on which such stock shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (ii) not listed on a United States securities exchange but are included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (iii) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, the fair market value of such stock as determined by the Board, in its sole discretion.

(p) “Non-U.S. Citizen” shall have the meaning ascribed to such term in the Company Charter.

(q) “Option” shall mean the right of a Participant to purchase shares of Common Stock of the Company under the Plan.

(r) “Participant” shall mean an Employee of the Company or a Subsidiary who is enrolled in the Plan in accordance with Section 3 hereof.

(s) “Permitted Percentage” shall have the meaning ascribed to such term in the Company Charter.

(t) “Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of shares of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”

(u) “Plan” shall mean the Horizon Lines, Inc. Employee Stock Purchase Plan.

(v) “Purchase Period” shall mean each three (3) month period when Options for shares of Common Stock are sold by the Company.

(w) “Securities Act” shall mean the Securities Act of 1933, as amended.

(x) “Subsidiary” shall mean any Person more than 50% of the outstanding voting or equity securities of which, or any partnership, joint venture or other entity more than 50% of the total equity or other economic interest of which, is directly or indirectly owned by the Company.

3. Eligibility.

(a) As soon as administratively possible, any Employee who shall be employed by the Company or one of its Subsidiaries shall be eligible to participate in the Plan as of the date of the first Purchase Period following the Employee’s commencement of employment with the Company or a Subsidiary; provided that (i) Employees who have been employed by the Company or a Subsidiary for less than two (2) years, (ii) Employees whose customary employment is twenty hours or less per week, (iii) Employees whose customary employment is not more than five (5) months in any calendar year and (iv) “highly compensated employees” (as defined in Section 414(q) of the Code) may be excluded from participating in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) if, immediately after the grant, such Employee would own shares of Common Stock, whether restricted or otherwise, or hold outstanding options to purchase shares of Common Stock, possessing in the aggregate five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) which causes him or her to purchase shares of Common Stock under all employee stock purchase plans of the Company and its Subsidiaries which have a Fair Market Value which exceeds Twenty-Five Thousand Dollars ($25,000) (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

4. Purchase Periods. The Plan shall be implemented by a series of four Purchase Periods in each calendar year, commencing on the first day of each calendar quarter on which the Common Stock is traded on the New York Stock Exchange and ending on the last day of each calendar quarter on which the Common Stock is traded on the New York Stock Exchange; provided that the first Purchase Period shall commence on the Effective Date and shall end at the completion of the calendar quarter in which the Effective Date occurs unless otherwise determined by the Committee. Subsequent Purchase Periods shall run consecutively after the termination of the preceding Purchase Period until the Plan is terminated in accordance with Section 21 hereof.

The Committee shall have the power to change the duration of Purchase Periods with respect to future Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

5. Participation. An eligible Employee may become a Participant in the Plan by authorizing payroll deductions in such form or manner as the Committee may prescribe prior to the applicable Beginning Date. Once authorized, such authorization for payroll deductions shall commence on the first Beginning Date after authorization is effected and shall remain effective for all subsequent Purchase Periods in the calendar year in which the Participant commences participation unless the Participant withdraws from the Plan as provided in Section 11 hereof or, subject to Section 6 hereof, authorizes a change in the amount of his or her payroll deductions. A Participant shall be required to confirm his or her payroll deduction authorization each calendar year in writing, in such form or manner as the Committee may prescribe.

6. Payroll Deductions.

(a) At the time a Participant authorizes payroll deductions, he or she shall elect to have payroll deductions made from each paycheck during subsequent Purchase Periods at a rate equal to a percentage of Base Salary (such percentage representing a whole number percentage), within a percentage range determined by the Committee from time to time and in its sole discretion.

(b) All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into such Account.

(c) A Participant may increase or decrease his or her rate of payroll deductions (within the limitations set forth in Section 6(a) hereof) to be effective for the next Purchase Period by authorizing in writing a new rate of payroll deductions at least fifteen (15) days before the beginning of such Purchase Period. A Participant may not increase or decrease the rate of payroll deductions during a Purchase Period to be effective for that Purchase Period.

(d) A Participant must continue payroll deductions for the duration of the Purchase Period in order to exercise an Option in accordance with Section 8 hereof. In the event that a Participant does not continue payroll deductions for the entire Purchase Period, such Participant shall be treated as withdrawing from such Purchase Period in accordance with Section 11(a) hereof.

7. Grant of Option.

(a) On each Beginning Date, each eligible Employee participating in the Plan shall be granted an Option to purchase (at the per share Option price) up to a number of shares of the Company’s Common Stock determined by dividing the Employee’s to-be-accumulated payroll deductions for the applicable Purchase Period (not to exceed an amount equal to fifteen percent (15%) of his or her Base Salary, or such lesser percentage of Base Salary as determined by the Committee, during the applicable Purchase Period) by the Option price, as determined in accordance with Section 7(b).

(b) The Option price per share of such shares of Common Stock for a Purchase Period shall be shall be the lesser of (i) a percentage, as determined by the Committee (the “Percentage”), of the Fair Market Value of a share of Common Stock of the Company on the Beginning Date of such Purchase Period or (ii) the Percentage of the Fair Market Value of a share of Common Stock of the Company on the Closing Date of such Purchase Period; provided that the Percentage shall not be less than 85%.

8. Exercise of Option.

(a) Subject to the provisions of Section 8(b) hereof, unless a Participant withdraws from the Plan as provided in Section 11 hereof, his or her Option for the purchase of shares of Common Stock will be exercised automatically on the Closing Date, and the maximum number of whole shares of Common Stock subject to the Option will be purchased for him or her at the applicable Option price with the accumulated payroll deductions in his or her Account. All of the unused payroll deductions credited to a Participant’s Account, after giving effect to the payment of the aggregate Option price for the shares of the Company’s Common Stock purchased by the Participant upon the exercise of his or her Option (as adjusted pursuant to Section 8(b) below) or the termination of his or her Option in its entirety pursuant to Section 8(b) below, shall be returned to the Participant. During his or her lifetime, a Participant’s Option to purchase shares of Common Stock hereunder is exercisable only by him or her.

(b) If a Participant is not a citizen of the United States by birth, naturalization or as otherwise authorized by applicable law, and if, in the reasonable determination of the Committee, such Participant’s purchase of shares of Common Stock upon the automatic exercise of his or her Option on a Closing Date would result in Beneficial Ownership by Non-U.S. Citizens of shares of such class of capital stock of the Company in the aggregate in excess of the Permitted Percentage for such class, then the Committee, upon written notice to the Participant, may, in its sole discretion, elect that all or a portion of such Option, as determined by the Committee in its sole discretion, shall be deemed not to have been exercised on such Closing Date and shall be permanently terminated (and such Participant shall have no further rights with respect thereto).

9. Broker and Participant’s Account with Broker. The Broker is authorized to open and maintain an Account for each Participant. The Company reserves the right to change the designation of the Broker at any time without prior notice to Participants. The Broker shall deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by the Company to its stockholders. The whole shares in each Participant’s Account shall be voted in accordance with the Participant’s signed proxy instructions duly delivered to the Broker by mail or otherwise, in accordance with the rules applicable to stock listed on the New York Stock Exchange.

10. Delivery of Certificates. A Participant may request, in accordance with Section 22 hereof, that the Company arrange for the delivery of a certificate representing the number of whole shares of Common Stock of the Company purchased upon exercise of the Participant’s Option as promptly as practicable after each Closing Date. In connection with the delivery of certificates to a Participant, the Committee may, in its sole discretion, impose a reasonable charge.

11. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all but not less than all the unused payroll deductions credited to his or her Account under the Plan during the course of a given Purchase Period at any time prior to the Closing Date of that Purchase Period by giving notice to the Committee in such form or manner as the Committee may prescribe. All of the Participant’s unused payroll deductions credited to his or her Account will be paid to him or her as soon as administratively possible after receipt of his or her written notice of withdrawal and his or her Option for the current Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made during such Purchase Period.

(b) Upon termination of the Participant’s employment prior to the Closing Date for any reason, including retirement or death, the payroll deductions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, as soon as administratively possible, and his or her Option will be automatically terminated.

(c) In the event an Employee fails to remain in the continuous employ of the Company or one of its Subsidiaries for at least twenty (20) hours per week during the Purchase Period in which the employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Account will be returned to him or her as soon as administratively possible and his or her Option will be terminated.

(d) A Participant’s withdrawal from a Purchase Period will not have any effect upon his or her eligibility to participate in a succeeding Purchase Period or in any similar plan which may hereafter be adopted by the Company. However, in such a case, the Participant must authorize the resumption of payroll deductions and the rate of such payroll deductions.

12. No Interest. No interest shall accrue on the payroll deductions held in the Account of a Participant in the Plan.

13. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be [                                        ] shares of Common Stock, subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof. The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, authorized but unissued shares or publicly traded shares. If at the termination of any Purchase Period the total number of shares of Common Stock which would otherwise be subject to Options granted pursuant to Section 7(a) hereof exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which Options have been exercised or are then outstanding), the Company shall promptly notify the Participants, and shall, in its sole discretion (i) make a pro rata allocation of the shares of Common Stock remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the Purchase Period without issuance of any shares of Common Stock or (iii) obtain stockholder approval for an increase in the number of shares of Common Stock authorized under the Plan such that all Options could be exercised in full. The Company may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuances of any shares of Common Stock under the Plan for such time as may be necessary to attempt to obtain stockholder approval for any increase in shares of Common Stock authorized under the Plan. The Company shall promptly notify Participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A Participant may withdraw all but not less than all the payroll deductions credited to his or her Account under the Plan at any time prior to such notification from the Company. In the event the Company determines to effect (i) or (ii) above, it shall promptly upon such determination return to each Participant all payroll deductions not applied towards the purchase of shares of Common Stock.

(b) The Participant will have no interest or voting right in shares of Common Stock covered by his or her Option until such Option has been exercised.

(c) Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

14. Dividends. Cash dividends for shares of Common Stock in Participants’ Accounts under the Plan shall, as determined by the Committee in its discretion, either be distributed to Participants directly or automatically invested in shares of Common Stock at the full Fair Market Value on the date of such investment as soon as administratively possible after such dividends are paid by the Company. In the event cash dividends are automatically invested in shares of Common Stock, such shares of Common Stock will be held in Accounts under the Plan.

15. Administration. The Plan shall be administered by the Committee; provided, however, that the day to day responsibilities with respect to the administration of the Plan may be delegated to the Company or any officer of the Company, as determined by the Committee. The administration, interpretation or application of the Plan by the Committee, or such other person or persons who have been delegated the responsibility to administer the Plan, shall be final, conclusive and binding upon all Participants.

16. Designation of Beneficiary. The Participant shall designate in writing the beneficiary or beneficiaries of the Participant to receive any shares of Common Stock and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death prior to delivery to him or her of such shares of Common Stock and cash. In the absence of a valid designation or if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving shares of Common Stock and cash, if any, from the Participant’s Account under the Plan, then the Participant’s beneficiary shall be the Participant’s estate.

17. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way

(other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11 hereof.

18. No Segregation of Funds. The Company shall not be obligated to segregate payroll deductions received or held by the Company under the Plan. Such payroll deductions shall be used to purchase shares of Common Stock under the Plan in accordance with Section 8 hereof.

19. Reports. Individual Accounts will be maintained for each Participant in the Plan. Statements of Account will be given to Participants within a reasonable period of time following each Closing Date.

20. Adjustments Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares of Common Stock, or of any similar change affecting the Common Stock, the number and kind of shares of Common Stock which thereafter may be optioned and sold under the Plan may be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Without limiting the generality of the foregoing, if the Common Stock is recapitalized into multiple classes of Common Stock, the kind of shares subject to the Plan Award shall be those common shares intended for broad general ownership rather than any class of special super-voting or other control stock.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Committee may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any Option theretofore granted without his or her consent.

(b) Stockholder Approval of Amendments. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the Exchange Act or with Section 423 of the Code (or any successor statute or rule or other applicable law, rule or regulation), such stockholder approval to be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Contemplated Amendments. It is expressly contemplated that the Committee may amend the Plan in any respect that the Committee deems necessary or advisable in the event the financial accounting treatment with respect to the Plan changes from the financial accounting treatment in effect on the date the Plan is adopted by the Board.

(d) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted hereunder and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

(e) Section 409A of the Code. The Plan and all compensation derived therefrom are intended not to constitute compensation deferred under a nonqualified deferred compensation plan as contemplated in Section 409A of the Code. Accordingly, notwithstanding any other provision of the Plan, the provisions of the Plan will be interpreted consistent with the preceding sentence, and the Committee may modify the Plan to the extent it deems advisable to prevent the application of Section 409A of the Code.

22. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications to a Participant by the Company shall be deemed to have been duly given when sent by the Company by regular mail to the address of the Participant on the human resources records of the Company.

23. Conditions Upon Issuance of Shares of Common Stock. Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares of Common Stock may then be listed or quoted as the Committee or the Board may determine, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to (i) represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law, and (ii) covenant to comply with the provisions of the Company Charter that by their terms are applicable to holders of shares of any class or series of capital stock of the Company as a condition to acquiring and holding title to or a beneficial interest in such shares.

24. No Contract of Employment. The Plan is not and shall not be deemed to constitute a contract of employment between the Company and any Employee or other individual, nor shall anything herein contained be deemed to give any Employee or other individual any right to be retained in the Company’s employ or to in any way limit or restrict the Company’s right or power to discharge any Employee or other individual at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

25. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York.

26. Effective Date and Approval of Plan by Stockholders. The Plan shall become effective on a date (if any) specified by the Committee, subject however, to receipt of approval of the Plan by stockholders of the Company in accordance with Section 423 of the Code.